Putnam Equity Income Fund
11/30/05 Annual Report

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

For the period ended November 30, 2005, Putnam Management has assumed $40,855 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.


72DD1 (000s omitted)

Class A	 	$29,801
Class B          4,575
Class C		    516

72DD2 (000s omitted)

Class M		 $  720
Class R		     19
Class Y		  5,154

73A1

Class A		$0.232
Class B 		 0.100
Class C		 0.104

73A2

Class M 		$0.131
Class R		 0.191
Class Y		 0.274

74U1 (000s omitted)

Class A		 142,852
Class B		  43,811
Class C		   5,431

74U2 (000s omitted)

Class M		   3,235
Class R			145
Class Y		  18,646


74V1

Class A		$16.71
Class B		 16.56
Class C		 16.61

74V2

Class M		$16.59
Class R		 16.67
Class Y		 16.72


Additional Information About Errors and Omissions Policy
Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.